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                                                                       Exhibit 5


HUNTON &                                     RIVERFRONT PLAZA,  EAST TOWER
WILLIAMS                                     951 EAST BYRD STREET
                                             RICHMOND, VIRGINIA 23219-4074

                                             TEL  804-788-8200
                                             FAX  804-788-8218



                                             JAMES W. FEATHERSTONE, III
                                             DIRECT DIAL: 804-788-8267
                                             EMAIL: jfeatherstone@hunton.com
April 9, 2001
                                             FILE NO: 27789.000194



Board of Directors
United Dominion Realty Trust, Inc.
10 South Sixth Street
Richmond, Virginia  23219

                       Registration Statement on Form S-8
                         250,000 Shares of Common Stock
                         ------------------------------

Gentlemen:

  We are acting as counsel for United Dominion Realty Trust, Inc. (the "Company") in connection with the registration under the Securities Act of 1933 of 250,000 shares of its Common Stock (the "Shares"). The Shares are described in the Registration Statement on Form S-8 of the Company (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on April 9, 2001. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

  We are of the opinion that when the Shares have been sold to participants in the Company's Employees' Stock Purchase Plan referred to in the Registration Statement as described therein, the Shares will be legally issued, fully paid and nonassessable.

  We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to any reference to us in the Prospectus included therein.


                                          Very truly yours,


                                          HUNTON & WILLIAMS